Exhibit 1.32

Industry Canada Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

Canadian P2P Fibre Systems Ltd.

Systèmes de fibres P2P du Canada Ltée

679071-2

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the *Canada Business Corporations Act*.

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la *Loi canadienne sur les sociétés par actions.*

Richard G. Shaw
Director - Directeur

June 15, 2007 / le 15 juin 2007

Date of Incorporation - Date de constitution

Canada

Item 3 - Shares / Rubrique 3 - Actions

The Corporation is authorized to issue an unlimited number of each of the following classes of shares: Class A Common Shares, Class B Common Shares, Class C Common Shares, Class A Special Shares, Class B Special Shares, Class C Special Shares, and Class A Preferred Shares.

Class A Common Shares

The Class A Common Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

A. the holders of the Class A Common Shares shall be entitled to receive notice of and to attend, and shall be entitled to two (2) votes for each Class A Common Share held, at any meeting of the shareholders of the Corporation, except meetings at which only shareholders of a specified class of share are entitled to vote;

B. the holders of the Class A Common Shares shall in each financial year of the Corporation, in the discretion of the directors, be entitled out of any or all profits or surplus lawfully available for dividends, to non-cumulative dividends at a rate and in an amount to be determined by the directors. Without limiting the foregoing, dividends may be declared on the Class A Common Shares, without declaration of dividends on any other class of shares. No dividends shall at any time be declared or paid or set aside for payment on the Class A Common Shares, if after such declaration or payment, the Corporation would be unable to redeem or retract in full the Class A Special Shares, the Class B Special Shares, the Class C Special Shares, and the Class A Preferred Shares; and

C. in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purposes of winding-up its affairs, subject to the rights of the holders of the Class A Special Shares, Class B Special Shares, Class C Special Shares, Class A Preferred Shares and any other shares of the Corporation ranking higher in seniority, the holders of the Class A Common Shares, the Class B Common Shares and the Class C Common Shares shall participate rateably in equal amounts per share, without preference or distinction, in the remaining assets of the Corporation.

Class B Common Shares

The Class B Common Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

A. the holders of the Class B Common Shares shall be entitled to receive notice of and to attend, and shall be entitled to one (1) vote for each Class B Common Share held, at any meeting of the shareholders of the Corporation, except meetings at which only shareholders of a specified class of share are entitled to vote;

B. the holders of the Class B Common Shares shall in each financial year of the Corporation, in the discretion of the directors, be entitled out of any or all profits or surplus lawfully available for dividends, to non-cumulative dividends at a rate and in an amount to be determined by the directors. Without limiting the foregoing, dividends may be declared on the Class B Common Shares, without declaration of dividends on any other class of shares. No dividends shall at any time be declared or paid or set aside for payment on the Class B Common Shares, if after such declaration or payment, the Corporation would be unable to redeem or retract in full the Class A Special Shares, the Class B Special Shares, the Class C Special Shares, and the Class A Preferred Shares; and

C. in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purposes of winding-up its affairs, subject to the rights of the holders of the Class A Special Shares, Class B Special Shares, Class C Special Shares, Class A Preferred Shares and any other shares of the Corporation ranking higher in seniority, the holders of the Class A Common Shares, the Class B Common Shares and the Class C Common Shares shall participate rateably in equal amounts per share, without preference or distinction, in the remaining assets of the Corporation.

Class C Common Shares

The Class C Common Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

A. the holders of Class C Common Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting, but shall be entitled to receive notice of and attend and to vote at any meeting of the shareholders called for the purposes of authorizing the dissolution of the Corporation or the sale, lease, or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business;

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B. the holders of the Class C Common Shares shall in each financial year of the Corporation, in the discretion of the directors, be entitled out of any or all profits or surplus lawfully available for dividends, to non cumulative dividends at a rate and in an amount to be determined by the directors. Without limiting the foregoing, dividends may be declared on the Class C Common Shares, without declaration of dividends on any other class of shares. No dividends shall at any time be declared or paid or set aside for payment on the Class C Common Shares, if after such declaration or payment, the Corporation would be unable to redeem or retract in full the Class A Special Shares, the Class B Special Shares, the Class C Special Shares, and the Class A Preferred Shares; and

C. in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purposes of winding up its affairs, subject to the rights of the holders of the Class A Special Shares, Class B Special Shares, Class C Special Shares, Class A Preferred Shares and any other shares of the Corporation ranking higher in seniority, the holders of the Class A Common Shares, the Class B Common Shares and the Class C Common Shares shall participate rateably in equal amounts per share, without preference or distinction, in the remaining assets of the Corporation.

Class A Special Shares

The Class A Special Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

A. The holders of Class A Special Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting, but shall be entitled to receive notice of and attend and to vote at any meeting of the shareholders called for the purposes of authorizing the dissolution of the Corporation or the sale, lease, or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business;

B. the holders of the Class A Special Shares shall in each financial year of the Corporation, in the discretion of the directors, be entitled out of any or all profits or surplus lawfully available for dividends, to non-cumulative dividends at a rate and in an amount to be determined by the directors. Without limiting the foregoing, dividends may be declared on the Class A Special Shares, without declaration of dividends on any other class of shares. No dividends shall at any time be declared or paid or set aside for payment on the Class A Special Shares, if after such declaration or payment, the Corporation would be unable to redeem or retract in full the Class B Special Shares, the Class C Special Shares or the Class A Preferred Shares;

C. in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Special Shares shall be entitled to receive, in priority to and before any distribution of any part of the assets of the Corporation among the holders of any other class of shares, except the Class A Preferred Shares, the amount of one dollar ($1.00) per Class A Special Share, which shall be known as the «Redemption Amount», plus all accrued unpaid declared dividends, and no more;

D. each Class A Special Share is redeemable, at the option of the Corporation at any time upon ten days written notice to the registered holders as of the date of the notice of redemption. Upon payment in full by the Corporation of the Redemption Amount in respect of Class A Special Shares, the shares so redeemed shall be canceled, and shall cease to be entitled to any dividends; and

E. each holder of Class A Special Shares is entitled at any time upon ten days written notice to the Corporation to redeem any of the Class A Special Shares registered in the name of the holder. Subject to the provisions of the Canada Business Corporations Act, the Corporation shall forthwith pay to the holder the Redemption Amount for the shares so retracted. Upon payment in full by the Corporation to the holder of the Redemption Amount in respect of Class A Special Shares, the shares so retracted shall be canceled, and shall cease to be entitled to any dividends;

Class B Special Shares

The Class B Special Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

A. the holders of the Class B Special Shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting, but shall be entitled to received notice of and to attend and vote at any meeting of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business;

B. the holders of the Class B Special Shares shall in each financial year of the Corporation, in the discretion of the directors, be entitled out of any or all profits or surplus lawfully available for dividends, to non-cumulative dividends at a rate and in an amount to be determined by the directors. The holders of the Class B Special Shares shall not be entitled to any other dividends other than as provided in this section;

C. in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class B Special Shares shall be entitled to receive, in priority to and before any distribution of any part of the assets of the Corporation among the holders of any other class of shares, except the Class A Special Shares and the Class A Preferred Shares, the amount often dollars ($10.00) per Class B Special Share, which shall be known as the «Redemption Amount», plus all accrued unpaid declared dividends, and no more.

D. each Class B Special Share is redeemable, at the option of the Corporation at any time upon ten days written notice to the registered holders as of the date of the notice of redemption. Upon payment in full by the Corporation of the Redemption Amount in respect of Class B Special Shares, the shares so redeemed shall be canceled, and shall cease to be entitled to any dividends; and

E. each holder of Class B Special Shares is entitled at any time upon ten days written notice to the Corporation to redeem any of the Class B Special Shares registered in the name of the holder. Subject to the provisions of the Canada Business Corporations Act, the Corporation shall forthwith pay to the holder the Redemption Amount for the shares so retracted. Upon payment in full by the Corporation to the holder of the Redemption Amount in respect of Class B Special Shares, the shares so retracted shall be canceled, and shall cease to be entitled to any dividends.

Class C Special Shares

The Class C Special Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

A. the holders of the Class C Special Shares shall be entitled to receive notice of and to attend, and shall be entitled to one (1) vote for each Class C Special Share held, at any meeting of the shareholders of the Corporation, except meetings at which only shareholders of a specified class of share are entitled to vote;

B. the holders of the Class C Special Shares shall in each financial year of the Corporation, in the discretion of the directors, be entitled out of any or all profits or surplus lawfully available for dividends, to non-cumulative dividends at a rate and in an amount to be determined by the directors. The holders of the Class C Special Shares shall not be entitled to any other dividends other than as provided in this section.

C. in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class C Special Shares shall be entitled to receive, in priority to and before any distribution of any part of the assets of the Corporation among the holders of any other class of shares, except the Class A Special Shares, the Class B Special Shares and the Class A Preferred Shares, the amount of one hundred dollars ($100.00) per Class C Special Share, which shall be known as the «Redemption Amount», plus all accrued unpaid declared dividends, and no more;

D. each Class C Special Share is redeemable, at the option of the Corporation at any time upon ten days written notice to the registered holders as of the date of the notice of redemption. Upon payment in full by the Corporation of the Redemption Amount in respect of Class C Special Shares, the shares so redeemed shall be canceled, and shall cease to be entitled to any dividends; and

E. each holder of Class C Special Shares is entitled at any time upon ten days written notice to the Corporation to redeem any of the Class C Special Shares registered in the name of the holder. Subject to the provisions of the Canada Business Corporations Act, the Corporation shall forthwith pay to the holder the Redemption Amount for the shares so retracted. Upon payment in full by the Corporation to the holder of the Redemption Amount in respect of Class C Special Shares, the shares so retracted shall be canceled, and shall cease to be entitled to any dividends.

Class A Preferred Shares

The Class A Preferred Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

A. the directors of the Corporation may, at any time and from time to time, issue the Class A Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be fixed by the directors;

B. the directors of the Corporation may (subject as hereinafter provided) from time to time before issuance determine the designation, rights, privileges, restrictions and conditions to attach to the Class A Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof, the rights of retraction, if any, vested in the holder of Class A Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holder in the future, voting rights (if any) and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Class A Preferred Shares of such series, the whole subject to the issue by Industry Canada, of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares;

C. when any dividends or amounts payable on a return of capital are not paid in full, the Class A Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with amounts which would be payable on the Class A Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with sums which would be payable on such return of capital if all amounts so payable were paid in full;

D. the Class A Preferred Shares of each series shall rank on a parity with the Class A Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary;

E. in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class A Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation shall be distributed among the holders of the Class A Common Shares, Class B Common Shares, Class C Common Shares, Class A Special Shares, Class B Special Shares, Class C Special Shares or any other shares of the Corporation ranking junior to the Class A Preferred Shares, be entitled to receive (a) an amount equal to the amount of the redemption price specified therefore, together with, in the case of cumulative Class A Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and in the case of non-cumulative dividends, all declared and unpaid non-cumulative dividends, and (b) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Class A Preferred Shares, if they had been called for redemption by the Corporation on the date of liquidation, dissolution, winding-up or distribution and, if said Class A Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Class A Preferred Shares;

F. no dividends shall at any time be declared or paid on or set apart for payment on the Class A Common Shares, Class B Common Shares, Class C Common Shares, Class A Special Shares, Class B Special Shares, Class C Special Shares or any other shares of the Corporation ranking junior to the Class A Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Class A Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the Class A Common Shares, Class B Common Shares, Class C Common Shares, Class A Special Shares, Class B Special Shares, Class C Special Shares or such other shares of the Corporation ranking junior to the Class A Preferred Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Class A Preferred Shares (less than the total amount then outstanding) or any Class A Common Shares, Class B Common Shares, Class C Common Shares, Class A Special Shares, Class B Special Shares, Class C Special Shares or any other shares of the Corporation ranking junior to the Class A Preferred Shares unless all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of the Class A Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

G. the Class A Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Class A Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series;

H. the approval of the holders of the Class A Preferred Shares, given in the manner described in paragraph (I) below, shall be required for the creation of any new shares ranking prior to or on a parity with the Class A Preferred Shares; and

l. the provisions of paragraph (A) to (H), inclusive, and of this paragraph (I) may be repealed, altered, modified, amended or varied in whole or in part only with the prior approval of the holders of the Class A Preferred Shares given in the manner hereinafter specified in addition to any other approval required by the Canada Business Corporation Act or any other applicable statutory provision of like or similar effect, from time to time in force. The approval of the holders of the Class A Preferred

Shares with respect to any and all matters hereinbefore referred to may given by at least 66-2/3% of the votes cast at a meeting of the holders of the Class A Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Class A Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Class A Preferred Shares are not present or represented by proxy within one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman of the meeting and not less than 21 days’ notice shall be given of such adjourned meeting but it shall be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of the Class A Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and resolution passed thereat by not less than 66-2/3% of the votes cast at such adjourned meeting and the conduct thereof shall be from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Class A Preferred Shares shall be entitled to one vote in respect of each Class A Preferred Share held by such holder.

Item 4 - Restrictions on Share Transfers / Rubrique 4 - Restrictions sur le transfert des actions

RESTRICTIONS ON SHARE TRANSFERS:

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

a.the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR ·

b.the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Item 6 - Restrictions - Business / Rubrique 6 - Restrictions - activité commerciale

None

Item 7 - Other Provisions / Rubrique 7 - Autres dispositions

Authorization to Appoint Additional Directors

The directors may, within the maximum provided by the articles, appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of the shareholders.